UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

ENCOMPASS GROUP AFFILIATES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30486	65-0738251
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)	Number)

420 Lexington Avenue, New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 432-8542

_____________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Information.

Encompass Group Affiliates, Inc. (the “Company”) has appointed a Special Committee of independent directors to review and evaluate a non-binding acquisition proposal (the “Proposal”) submitted to the Company’s Board of Directors by Sankaty Advisors, LLC (“Sankaty”), the advisor to the Company’s principal lenders (the “Lenders”), on February 11, 2011, as described in Amendment No. 1 to Schedule 13D filed by Sankaty on February 11, 2011.  As described further below and subject to negotiations between the parties, the Proposal, if accepted, would likely transfer ownership of the Company’s operating subsidiaries to a new entity controlled by the Lenders, in exchange for relieving the Company’s obligations to the Lenders, assumption of certain Company expenses to be agreed upon and the payment to the Company of cash and issuance of a junior equity security in the new company.

The Proposal contemplates that during the Company’s evaluation period and Sankaty’s due diligence period, the parties would negotiate the terms of definitive documents pursuant to which a newly formed entity controlled by the Lenders (“Newco”) would acquire the Company’s operating subsidiaries (the “Operating Company”), or would acquire substantially all of the assets (and assume substantially all of the liabilities) of the Operating Company in exchange for consideration consisting of cash and non-voting equity securities in Newco. Additionally, pursuant to the Proposal, the senior debt of the Operating Company held by the Lenders would remain outstanding; however, it is anticipated the Company’s guarantee of that debt would be terminated.  The subordinated debt of the Operating Company held by the Lenders would either be repaid as part of the transaction, assumed by Newco, or exchanged for preferred equity interests in Newco.  A condition of the Proposal is that holders of certain notes of the Company, other than those held by the Lenders, enter into mutually agreeable arrangements with Newco. It is contemplated that the Company would then be relieved of those debts.  The Operating Company or Newco would reimburse the Company for certain expenses that would be agreed upon. The Proposal is conditioned on Sankaty’s satisfaction with the results of its due diligence (including, without limitation, business, legal, environmental, tax, employee benefits and accounting due diligence).

If the transactions contemplated in the Proposal are effected, the Company’s assets would consist of cash remaining after payment of expenses and liabilities not assumed or paid by Newco and a junior equity security in Newco of uncertain value.  While the specific terms of the transaction are subject to negotiation, the Company expects that the net proceeds to the Company will likely be less than 10% of the liquidation preference of the various classes of preferred stock held by the Company’s majority stockholder and others.  Therefore it is unlikely the Proposal will result in any material distribution, if any, to common shareholders.

The transactions contemplated by the Proposal are expected to permit the Operating Company to operate profitably with reduced debt and a more favorable capital structure.  As the Company will be divested of the Operating Company, however, those improvements will not benefit the Company or its shareholders.

Even if the Special Committee determines that the Proposal is in the best interest of the Company and stockholders, there can be no assurance that the parties will be able to reach full agreement on the definitive terms of the agreement.  Further, the transaction described in the proposal is subject to the approval of (i) the majority holder of Company’s Series E Preferred Stock and (ii) the majority holder of the Company’s Series C Preferred Stock.

The Special Committee members consist of John G. Ball, Thomas Ketteler, Gerald Wedren and Wilbank Roche, all of the Company’s directors who are deemed to be independent.  No members of the Company’s management currently serve on its Board of Directors.

The Special Committee has also been authorized to consider other strategic alternatives for the Company.  The Special Committee has retained Cassel Salpeter & Co. to provide financial advice with respect to the fairness of Sankaty’s proposal and other strategic alternatives and to assist the Board with its evaluation process.  The Company does not plan to make any further comment on the evaluation process until the evaluation is complete.

The Proposal and the Company’s consideration of the Proposal arise from the Company’s inability to meet the financial covenants under its agreements with the Lenders or to make required interest payments under those agreements.  The Company expects to file its Annual Report on Form 10-K for the year ended June 30, 2010 and its Quarterly Reports on Form 10-Q for the two most recent fiscal quarters as soon as practicable.  The Company’s Annual Report was due on September 28, 2010, on which date the Company filed a Form 12b-25 Notification of Late Filing stating that the Company was unable, without unreasonable effort and expense, to prepare its accounting records and schedules in sufficient time to allow its accountant to complete its review of its financial information for the fiscal year ended June 30, 2010 on or by September 28, 2010.  The Company expects to report net losses of approximately $28,774,000 for the fiscal year ended June 30, 2010, and $4,619,000 and $2,428,000, respectively, for the fiscal quarters ended September 30 and December 31, 2010.

In a Notification of Late Filing on Form 12b-25 filed with the SEC on September 28, 2010, the Company stated that it expected to report a net loss of approximately $10,000,000 for the fiscal year ended June 30, 2010.  The Company now anticipates that it will report a net loss of approximately $28,774,000 for the fiscal year ended June 30, 2010.  The increased loss estimate is primarily attributable to the following additional noncash charges that had not been identified and quantified at the time the Form 12b-25 was filed: a loss from the impairment of goodwill in the amount of $11,907,000, income tax expense in the amount of $3,841,000 based on an increase in the valuation allowance, and an increase in inventory reserves in the amount of $1,385,000 based on a change in estimate for valuing certain inventory.  Various year end closing and audit adjustments represent the balance of the difference.  These matters have not had a material impact on the Company’s liquidity or working capital position, as such are largely related to assets that are not tangible.

The foregoing description of the Proposal and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Proposal, which is filed as Exhibit 99.1 to this report and is incorporated herein by reference in its entirety.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations and projections about future events affecting the Company.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, statements about the Company’s intention to restate its financial statements, the effects of the corrections discussed on future periods and the timing of filing of the Company’s restated financial statements, and statements containing the words “expects,” “estimates,” “anticipates” and similar words.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others:   the uncertainty of the outcome of the final negotiations with the Company’s lenders; and the uncertainty of the Company’s ability to generate cash pending the closing of any transaction.  This list of factors is not exhaustive and should be read with the other cautionary statements that are included in the other periodic reports filed by the Company with the Commission.  If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results and outcomes may vary materially from those described herein.  Any forward-looking statements contained herein reflect the Company’s current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to, among other things, its operations, results of operations, growth strategy and liquidity.  Any forward-looking statements speak only as of the date of this report.  Subject to any obligations under applicable law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1
Proposal submitted by Sankaty on February 11, 2011 (incorporated by reference to Exhibit A of Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission by Sankaty on February 11, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS GROUP AFFILIATES, INC.

Dated: February 15, 2011	By:	/s/ Robert B. Gowens
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1
Proposal submitted by Sankaty on February 11, 2011 (incorporated by reference to Exhibit A of Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission by Sankaty on February 11, 2011).